UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

ExamWorks Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34930

Delaware	27-2909425
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3280 Peachtree Road, N.E.

Suite 2625

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

(404) 952-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On June 1, 2015, ExamWorks Group, Inc. (the “Company”) entered into the first amendment to the amended and restated credit agreement, among the Company, as borrower, Bank of America, N.A., as administrative agent, and the designated borrowers, guarantors and lenders party thereto (the “First Amendment”) in order to, among other things, amend the definition of “Change of Control” contained therein. The foregoing description of the First Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the First Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.     Financial Statements & Exhibits

(d) Exhibits.

The following exhibits are attached hereto.

Exhibit No.	Description
10.1

First Amendment to Amended and Restated Credit Agreement dated as of June 1, 2015, by and among ExamWorks Group, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the Guarantors and Lenders party thereto, amending Amended and Restated Credit Agreement dated April 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExamWorks Group, Inc.

Date: June 1, 2015	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Senior Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Amendment to Amended and Restated Credit Agreement dated as of June 1, 2015, by and among ExamWorks Group, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the Guarantors and Lenders party thereto, amending Amended and Restated Credit Agreement dated April 16, 2015.